UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Item 8.01. Other Events.

On July 6, 2020, Humanigen, Inc. (the “Company”) applied to have its common stock approved for listing on the Nasdaq Capital Market. The Company’s ability to obtain Nasdaq’s approval of the listing application will require the Company to satisfy a number of conditions, including the effectiveness of the Registration Statement on Form S-1 filed by the Company on June 15, 2020 (File No. 333-239161), and the Company’s ability to meet certain listing criteria including a minimum stock price and total value of public float. Accordingly, the Company can make no assurances that the application for listing will be approved. Unless and until its listing application is approved, the Company’s common stock will continue to trade on the OTCQB Venture Market under the symbol “HGEN.”

In connection with the listing application, on July 6, 2020, the board of directors (the “Board”) of the Company approved amendments to, among other things, the written charters for each of the audit, compensation, and nominating and corporate governance committees of the Board, the Company’s corporate governance guidelines and the Company’s code of business conduct (the “Code of Conduct”). The amendments to the committee charters, corporate governance guidelines, and Code of Conduct were adopted primarily to reflect the Company’s current business, structure and practices, and to ensure that the practices and policies of the Company, the Board and its committees are consistent with the rules and requirements of the Nasdaq Capital Market. With respect to the Code of Conduct, the amendments also served to update the manner in which potential violations of the Code of Conduct are reported and how any such reported violations are handled, including that reports of known or suspected violations of the Code of Conduct are handled in a confidential manner and a person submitting such a report in good faith will be protected from retaliatory actions. The amendments to the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Code of Conduct in effect prior to the adoption of the amendments to the Code of Conduct. The foregoing description of the Code of Conduct, as amended, is qualified entirely by reference to the entire Code of Conduct, which can be found on the Company’s website at www.humanigen.com/governance. The information contained on or accessible through the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual events or results may differ materially from those contained in the forward-looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding the Company’s ability to achieve a listing of the Company’s common stock on the Nasdaq Capital Market. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the Company’s ability to meet and maintain applicable listing criteria of the Nasdaq Capital Market; and the various risks and uncertainties described in the "Risk Factors" sections and elsewhere in the Company's periodic and other filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. We undertake no obligation to revise or update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: July 6, 2020